CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
We consent to the use in this Registration Statement on Form F-1 of Mitel Networks Corporation of our report dated June 14, 2005 (October 14, 2005 for Note 31 and April 4, 2006 for Notes 4 and 7) relating to the financial statements of Mitel Networks Corporation appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche llp
Deloitte & Touche LLP
Ottawa, Canada
May 9, 2006